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Exhibit 5.1
June 10, 2009

Enterprise Products Partners L.P. Enterprise Products Operating LLC 1100 Louisiana Street, 10th Floor Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Products Operating LLC, a Texas limited liability company (the “Operating LLC”), and Enterprise Products Partners L.P., a Delaware limited partnership (the “Guarantor”), in connection with the public offering of  $500,000,000 aggregate principal amount of 4.60% Senior Notes due 2012 (the “Notes”) issued by the Operating LLC. The Notes are being guaranteed by the Guarantor pursuant to the guarantee (the “Guarantee”) included in the Indenture (as defined below). The Notes and the Guarantee are referred to collectively herein as the “Securities.” The Operating LLC and the Guarantor are referred to collectively herein as the “Obligors.”

The Notes and the related Guarantee are being issued under an Indenture, dated as of October 4, 2004, among the Operating LLC, the Guarantor and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (collectively, as amended and supplemented by the Tenth Supplemental Indenture, dated as of June 30, 2007, providing for the Operating LLC as the successor issuer, the “Base Indenture”), and as amended and supplemented by the Fifteenth Supplemental Indenture thereto, dated as of June 10, 2009 (the “Supplemental Indenture”) among the Operating LLC, the Guarantor and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referenced herein as the “Indenture.”

The Notes are being sold pursuant to an Underwriting Agreement, dated June 1, 2009 (the “Underwriting Agreement”), among the Operating LLC, the Guarantor, Enterprise Products OLPGP, Inc., a Delaware corporation and the sole member of the Operating LLC (“OLPGP”), and the underwriters named therein (the “Underwriters”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In arriving at the opinions expressed below, we have examined the following:

(i)           the registration statement on Form S-3 (File Nos. 333-145709 and 333-145709-01) relating to securities to be issued by the Operating LLC and the Guarantor from time to time,

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Enterprise Products Partners L.P.
Enterprise Products Operating LLC
June 10, 2009

including the Securities, filed by the Obligors under the Securities Act with the Securities and Exchange Commission (the “SEC”) on August 27, 2007, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(ii)          the preliminary prospectus supplement dated June 1, 2009, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iii)         the prospectus supplement dated June 1, 2009, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(iv)         the term sheet relating to the Securities filed with the SEC as a free writing prospectus pursuant to Rule 433 of the Rules and Regulations on June 1, 2009;

(v)          each of the Guarantor’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(vi)         the Underwriting Agreement;

(vii)        the Indenture;

(viii)       the form of the Notes;

(ix)          the global note executed by the Operating LLC pursuant to the Indenture, in the aggregate principal amount of $500,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;

(x)           the Certificate of Formation, Certificate of Merger and Company Agreement of the Operating LLC (the “Operating LLC Agreement”), in each case as amended to date;

(xi)          the Certificate of Incorporation and Bylaws (the “Bylaws”) of OLPGP, the sole member of the Operating LLC, in each case as amended to date;

(xii)         the Certificate of Limited Partnership and Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Guarantor, in each case as amended to date;

Enterprise Products Partners L.P.
Enterprise Products Operating LLC
June 10, 2009

(xiii)        the Certificate of Formation and Fifth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Enterprise Products GP, LLC, a Delaware limited liability company and the general partner of the Guarantor (the “General Partner”), in each case as amended to date;

(xiv)        certain resolutions adopted by the board of directors of OLPGP relating to the Registration Statement, the issuance of the Notes, the Indenture and related matters;

(xv)         certain resolutions adopted by the board of directors of the General Partner relating to the Registration Statement, the issuance of the Guarantee, the Indenture and related matters;

(xvi)         the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(xvii)       such other instruments and certificates of public officials, officers and representatives of the Operating LLC, OLPGP, the Guarantor and the General Partner and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Operating LLC, OLPGP, the Guarantor or the General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Operating LLC, OLPGP, the Guarantor, the General Partner and others.

In rendering the opinions expressed below with respect to the Securities, we have assumed that the form and terms of such Securities, the issuance, sale and delivery thereof by the Operating LLC and the Guarantor, and the incurrence and performance of the Operating LLC’s and the Guarantor’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to the Notes and the Guarantee issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon the Operating LLC, OLPGP, the Guarantor, and the General Partner, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject.

Enterprise Products Partners L.P.
Enterprise Products Operating LLC
June 10, 2009

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.           When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Operating LLC.

2.           When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Guarantee will constitute the valid and legally binding obligation of the Guarantor.

Our opinions in paragraphs 1 and 2 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

We express no opinion other than as to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Securities. We hereby consent to the filing of this opinion as an exhibit to a Form 8-K to be filed by the Guarantor and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours, /s/ Andrews Kurth LLP